EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3
(File No. 333-      ) of our report dated April 25, 1996, except for Note 9 as to which the date is May 1, 1996, on our audits of the consolidated statements of operations and cash flows of Ace Novelty Co., Inc. and Subsidiaries for the years ended December 31, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Seattle, Washington
June 2, 1998